Exhibit 3.5

SECOND AMENDED AND RESTATED

BY-LAWS

OF

FENDER MUSICAL INSTRUMENTS CORPORATION

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES AND SEAL

Section 1.1. OFFICES. The principal office of the Corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. The Corporation may have such other offices either within or without the State of Delaware as the Board of Directors may designate or the business of the Corporation may require. These Second Amended and Restated By-Laws, as from time to time amended, are referred to herein as the “By-Laws.”

Section 1.2. SEAL. The Board of Directors shall provide a corporate seal, which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.”

ARTICLE II

STOCKHOLDERS

Section 2.1. CERTIFICATES REPRESENTING STOCK.

(a) The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock in the Corporation represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. All certificates for shares of capital stock shall be consecutively numbered or otherwise identified.

(b) Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the

Corporation shall issue any shares of its stock as partly paid stock, the certificates representing shares of any such class or series or of any such partly paid stock, or the books and records of the Corporation in the case of uncertificated shares, shall set forth thereon the statements prescribed by the General Corporation Law of Delaware.

(c) The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of any lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

Section 2.2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate) which shall entitle the holder to receive a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share or an uncertificated fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares or uncertificated full shares before a specified date, or subject to the conditions that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

Section 2.3. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or assistant transfer agents and one or more registrars of transfers and may require all certificates representing shares of capital stock of the Corporation to bear the signature of a transfer agent or an assistant transfer agent and a registrar of transfer. The Board of Directors may at any time terminate the appointment of any transfer agent, assistant transfer agent or registrar of transfers. A transfer agent may serve as a registrar, and vice versa.

Section 2.4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting as stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of this meeting; provided, however, that the Board of Directors may fix a new record date for this adjourned meeting.

Section 2.5. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Corporation’s Certificate of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law of Delaware confers such rights notwithstanding that the Corporation’s Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Corporation’s Certificate of Incorporation except as any provision of law may otherwise require.

Section 2.6. STOCKHOLDER MEETINGS.

(a) ANNUAL MEETINGS. The annual meeting of stockholders shall be held on the date and at the time fixed, from time to time, by resolution of the Board of Directors.

(b) SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by (i) the Chairman of the Board of Directors (or any Co-Chairman of the Board of Directors), (ii) the Board of Directors, (iii) the Chief Executive Officer, or (iv) such person or persons as authorized by the Corporation’s Certificate of Incorporation, to be held on the date and at the time as they shall fix.

(c) PLACE. Annual meetings and special meetings of stockholders shall be held at such place, within or without the State of Delaware, as the Board of Directors may, from time to time, fix. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the General Corporation Law of Delaware.

(d) NOTICE OR WAIVER OF NOTICE. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of such meeting of stockholders shall be given, stating the place, if any, date, and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice of any meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by the General Corporation Law of Delaware. Except as otherwise provided by the General Corporation Law of Delaware or these By-laws, a copy of the notice of any meeting shall be given, personally or by mail, not less than ten (10) days nor more than sixty (60) days before the date of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. Whenever notice is required to be given under any provision of the General Corporation Law of Delaware, these By-laws or the Corporation’s Certificate of Incorporation to a stockholder, a written waiver, signed by the stockholder entitled to notice, or a waiver by electronic transmission by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission.

(e) MANNER OF GIVING NOTICE.

(i) Notice of any meeting of stockholders, if mailed, shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his, her or its address as it appears on the records of the Corporation.

(ii) Except as otherwise prohibited by the General Corporation Law of Delaware and without limiting the foregoing, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of Delaware, the Corporation’s Certificate of Incorporation or these By-laws shall be effective if given by a form of electronic transmission consented to (and not properly revoked by written notice to the Corporation) by the stockholder to whom the notice is given, to the extent such consent is required by the General Corporation Law of Delaware. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent of the Corporation, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any such notice shall be deemed given (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.

(iii) For the purposes of these By-laws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(iv) Except as otherwise prohibited under the General Corporation Law of Delaware and without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of Delaware, the Corporation’s Certificate of Incorporation or these By-laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if a stockholder fails to object in writing to the Corporation within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice in accordance with this Section 2.6(e)(iv). Any such consent shall be revocable by the stockholders by written notice to the Corporation.

(v) An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(f) STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to the stockholders of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section, or to vote in person or by proxy at any meeting of stockholders.

(g) CONDUCT OF MEETING.

(i) Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting: the Chairman of the Board or any Co-Chairman (if only a single Co-Chairman is present), the Vice-Chairman of the Board, if any, the Chief Executive Officer, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders at the meeting. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the chairman of the meeting shall appoint a secretary of the meeting.

(ii) If a meeting of the stockholders is to be held solely by the means of remote communication, then the Corporation shall (i) implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) implement reasonable measures to provide stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) maintain a record of any vote or other action at the meeting by means of remote communication.

(iii) The date and time of the opening and closing of the polls for each matter upon which stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of polls unless the Delaware Court of Chancery upon application by a stockholder shall determine otherwise.

(h) PROXY REPRESENTATION. Each stockholder entitled to vote at a meeting may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to act for such stockholder by proxy. No proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and, if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

(i) INSPECTORS. The Corporation shall, in advance of any meeting, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate inspector is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of such inspector’s ability. The inspectors shall ascertain the number of shares of stock outstanding and the voting power of each, determine the shares of stock represented at the meeting, determine the validity and effect of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the General Corporation Law of Delaware, or any information provided pursuant to Section 211(a)(2)(B)(i) of the General Corporation Law of Delaware, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

(j) QUORUM. Except as otherwise required by law or the Corporation’s Certificate of Incorporation, the holders of a majority of the outstanding shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business. Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series then outstanding and entitled to vote present in person or by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the holders of such class so present or represented may, by majority vote, adjourn the meeting despite the absence of a quorum.

(k) VOTING.

(i) Unless otherwise provided in the Corporation’s Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. If the Corporation’s Certificate of Incorporation provides for more or less than one vote for any share on any matter, every reference in these By-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In all other matters, unless otherwise required by law or by the Corporation’s Certificate of Incorporation, or these By-laws, a majority of votes cast for or against the matter at the meeting of stockholders by stockholders entitled to vote on the subject matter shall be the act of the stockholders. Where a separate vote by class or classes is required, the affirmative vote of the holders of a majority of the votes cast for or against the matter by such class or classes at the meeting shall be the act of such class or classes, except as otherwise provided by law or by the Corporation’s Certificate of Incorporation or these By-laws. Voting at meetings of stockholders need not be by written ballot unless so directed by the chairman of the meeting or the Board of Directors.

(ii) Persons holding stock in a fiduciary capacity shall be entitled to vote those shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation such person has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or such pledgee’s proxy, may represent the stock and vote thereon. Stock standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the charter or By-Laws of such corporation may determine. Shares of its own capital stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation, shall be neither entitled to vote nor counted for quorum purposes, but shares of its capital stock held by the Corporation or any such other corporation in a fiduciary capacity may be voted by it and counted for quorum purposes.

(iii) If authorized by the Board of Directors, elections of directors may be by ballot submitted by electronic transmission; provided, however, that any such electronic transmission shall be either set forth or submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder.

Section 2.7. ADVANCE NOTICE PROVISIONS FOR ELECTION OF DIRECTORS. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.7 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 2.7.

In addition to any other applicable requirements, for a nomination to be made by a stockholder such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation as set forth in this Section 2.7.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120), nor more than one hundred fifty (150), days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than thirty (30) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.7. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 2.8. ADVANCE NOTICE PROVISIONS FOR BUSINESS TO BE TRANSACTED AT ANNUAL OR SPECIAL MEETING. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.8 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.8. At any adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

No business may be transacted at a special meeting of stockholders, other than business that is specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof).

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation as set forth in this Section 2.8.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty (120), nor more than one hundred fifty (150), days prior to the date of the anniversary of the previous year’s annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days prior to or delayed by more than thirty (30) days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the later of the close of business ninety (90) days prior to such annual meeting or the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these By-laws, the language of the proposed amendment) and the reasons for such proposal or conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.8; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.8 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Notwithstanding the foregoing provisions of Section 2.7 or this Section 2.8, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein and therein. Nothing in Section 2.7 or this Section 2.8 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act (or any successor provision).

ARTICLE III

DIRECTORS

Section 3.1. FUNCTION AND DEFINITION. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The use of the phrase “whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

Section 3.2. QUALIFICATIONS AND NUMBER. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the whole Board shall be not less than seven (7), nor more than eleven (11). Such number may be fixed from time to time by action of the Board of Directors.

Section 3.3. ELECTION AND TERM; RESIGNATION, REMOVAL; VANCANCIES. Each director shall hold office until the next election of the class for which such director shall have been chosen, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any director may resign at any time upon written notice to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the later of delivery or as otherwise specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the Corporation’s Certificate of Incorporation or these By-laws, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class or from any other cause may be filled only by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the Corporation’s Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy shall hold office until the next election of the class of directors of the director which such director replaced, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3.4. MEETINGS.

(a) TIME. Meetings shall be held at such time as the Board of Directors shall fix.

(b) PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board of Directors.

(c) CALL. No call shall be required for regular meetings for which the time and place has been fixed. Special meetings may be called by or at the direction of the Chairman or any Co-Chairman of the Board, if any, of the Vice-Chairman of the Board, if any, or the Chief Executive Officer, or of the majority of other directors in office.

(d) NOTICE OF ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed provided that any director who is absent when the time and place for such meeting was fixed shall be given notice of such time and place. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Without limitation of the foregoing, written notice mailed, postage prepaid, to the address of a director shown on the records of the Corporation not later than seventy-two (72) hours prior to the convening of such meeting shall be in sufficient time for such convenient assembly. Whenever notice is required to be given under these By-laws to a director or a member of a committee of directors, a written waiver, signed by such person entitled to notice, or a waiver by electronic transmission by such person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he or she attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors or a committee thereof need be specified in any written waiver of notice or any waiver by electronic transmission.

(e) QUORUM AND ACTION.

(i) A majority of the whole Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law of Delaware or the Corporation’s Certificate of Incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Notwithstanding the foregoing, the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, may authorize a contract or transaction between the Corporation and a party described in section 144(a) of the General Corporation Law of Delaware when permitted by subparagraph (1) thereof or when permitted by any other provision of law.

(ii) Any member or members of the Board of Directors or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

(f) CHAIRMAN OF THE MEETING. The Chairman or any Co-Chairman (if only a single Co-Chairman is present) of the Board, if any and if present and acting, shall preside at all meetings (or if the Board has Co-Chairmen and both Co-Chairmen are present and acting, the Co-Chairmen shall jointly preside). Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the Chief Executive Officer, if present and acting, or any other director chosen by the Board, shall preside.

(g) COMPENSATION. The Board of Directors, irrespective of any personal interest of any of its members, shall have authority to establish the compensation of all directors for services to the Corporation as directors, officers, or otherwise. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance at each meeting of the Board.

Section 3.5. REMOVAL OF DIRECTORS. Except as may otherwise be provided by the General Corporation Law of Delaware, any director or the entire Board of Directors may be removed, only for cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

Section 3.6. COMMITTEES. The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters; (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by law to be submitted to stockholders for approval or (ii) adopting, amending or repealing these By-laws1. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to a subcommittee any or all of the powers and authority of the committee.

Section 3.7. WRITTEN ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV

OFFICERS

Section 4.1. CORPORATE OFFICERS. Except as set forth herein, the officers of the Corporation shall be chosen by the Board of Directors and shall be a chairman, a chief executive officer, a president, a secretary and a treasurer. The Board of Directors may also choose executive vice-presidents, assistant secretaries and assistant treasurers. The Chairman (or, if at any time there are Co-Chairmen, the Co-Chairmen jointly) shall have the right to choose and designate vice presidents with the rights and powers set forth herein. Any number of offices may be held by the same person, unless the Corporation’s Certificate of Incorporation or these By-Laws otherwise provide. The Chairman or any Co-Chairman may also designate persons as officers of divisions of the Corporation, but such persons shall not be officers of the Corporation.

Section 4.2. APPOINTMENT OF OFFICERS BY BOARD OF DIRECTORS. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chairman, a chief executive officer, a president, a secretary, a treasurer and such other officers as the Board of Directors shall deem desirable.

Section 4.3. APPOINTMENT OF ADDITIONAL OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be provided for in these By-Laws or as determined from time to time by the Board of Directors.

Section 4.4. TERM AND REMOVAL. The officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, provided that the Chairman (or, if at any time there are Co-Chairmen, the Co-Chairmen jointly), shall be entitled to fill any vacancies occurring in the office of vice president.

Section 4.5. Powers and Duties. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these By-laws or in a resolution of the Board of Directors that is not inconsistent with these By-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the direction and control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

ARTICLE VI

INDEMNIFICATION

The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation as a director or officer of any other enterprise. The Corporation may, by resolution of the Board of Directors, similarly indemnify its employees or agents to the full extent permitted by law. Expenses, including attorneys’ fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this By-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director, officer or employee as provided above. No amendment of this By-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this By-law, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person in good faith with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

ARTICLE VII

CONTROL OVER BY-LAWS

Subject to the provisions of the Corporation’s Certificate of Incorporation and the provisions of the General Corporation Law of Delaware, the power to amend, alter or repeal these By-Laws and to adopt new By-Laws may be exercised by the Board of Directors or by the stockholders; provided, however, that in addition to any vote of stockholders prescribed by law, the affirmative vote of the holders of three-quarters of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Section 2.6(b), Section 2.7, Section 2.8, Section 3.2 and this Article VII of these By-Laws.

IN WITNESS WHEREOF, the undersigned officers of the Corporation hereby certify on this             day of                        , 2012, the foregoing represents a duly adopted amendment and restatement of the By-Laws of the Corporation.

By
Larry E. Thomas, Chief Executive Officer Fender Musical Instruments Corporation